Exhibit 99.1

STATE OF SOUTH CAROLINA

COUNTY OF YORK

IN RE 3D SYSTEMS CORP.	Lead Case No. 2021-CP-46-02308
SHAREHOLDER DERIVATIVE LITIGATION
(CONSOLIDATED WITH CASE NO. 2021-CP-46-02312)

(Derivative Action)

This Document Relates To:

ALL ACTIONS

NOTICE OF PENDENCY AND PROPOSED

SETTLEMENT OF STOCKHOLDER DERIVATIVE MATTERS

TO:

ALL OWNERS OF COMMON STOCK OF 3D SYSTEMS CORPORATION (“3D SYSTEMS” OR THE “COMPANY”) AS OF APRIL 30, 2024 (“CURRENT 3D SYSTEMS STOCKHOLDERS”) (EXCLUDING THE INDIVIDUAL DEFENDANTS, THE OFFICERS AND DIRECTORS OF 3D SYSTEMS, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS, AND ANY ENTITY IN WHICH THE INDIVIDUAL DEFENDANTS HAVE OR HAD A CONTROLLING INTEREST) AND THEIR SUCCESSORS-IN-INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY, AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE MATTERS, STOCKHOLDERS OF 3D SYSTEMS AND 3D SYSTEMS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

PLEASE NOTE THAT THE DERIVATIVE MATTERS ARE NOT A “CLASS ACTION” AND NO INDIVIDUAL STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THE DERIVATIVE MATTERS.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Court of Common Pleas for the 16th Judicial Circuit of the State of South Carolina, County of York (the “Court”) that a proposed Settlement1 has been reached between the parties to a consolidated stockholder derivative action captioned In re 3D Systems Corp. S’holder Derivative Litigation, Lead Case No. 2021-CP-46-02308 (S.C. Ct. of Com. Pl. York Cnty.) (the “Derivative Action”). The terms of the proposed Settlement of the Derivative Action are set forth in the Stipulation and the exhibits attached thereto. In addition to the Derivative Action, if approved, the Settlement will also resolve the following related derivative matters: (i) In re 3D Systems Corp. S’holder Derivative Litigation, Master File No. 1:21-cv-03389-NGG-TAM (E.D.N.Y.); (ii) Joseph F. Fernicola v. Malissia R. Clinton, et al., Index No. 512613/2022 (N.Y. Sup. Ct., Kings Cnty.); and (iii) a stockholder inspection demand pursuant to 8 Del. C. § 220 dated September 16, 2022 (collectively, with the Derivative Action, the “Derivative Matters”). This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, including Exhibit A thereto, which has been filed with the Court and which was also filed, along with this Notice, as part of a Form 8-K with the U.S. Securities and Exchange Commission by the Company on July 25, 2024.

The Derivative Matters variously allege claims for breach of fiduciary duty and other related claims against the Individual Defendants in connection with the Individual Defendants’ alleged: (i) failure to integrate Cimatron Ltd. after its acquisition by the Company for $97 million, followed by the sale of Cimatron Ltd. for $65 million; (ii) failure to properly account for the Cimatron Ltd. sale due to internal controls deficiencies; (iii) failure to properly recognize revenue and disclose the Company’s collaborative arrangement with United Therapeutics Corporation; (iv) making of false and misleading statements regarding the Company’s fourth quarter 2020 performance; (v) failure to monitor and remediate quality control problems with powder management units used for the Company’s high-end DMP Factory printers, and subsequent failure to account for this in inventory disclosures; (vi) implementation of a restructuring plan that included a nearly 20% reduction of the Company’s workforce; (vii) conscious disregard of internal controls deficiencies and making of false and misleading statements attesting to the adequacy of same; and (viii) failure to provide adequate oversight of the Company to prevent any of the above. The Individual Defendants have denied, and continue to deny, all allegations of wrongdoing or liability asserted in the Derivative Matters.

Pursuant to the terms of the Settlement set forth in the Stipulation, 3D Systems agrees to adopt and/or maintain certain Corporate Governance Reforms that are set forth in Exhibit A to the Stipulation within ninety (90) days of issuance of final approval of the Settlement and shall be maintained for a period of no less than three (3) years (the “Commitment Term”), except that because the Company’s Annual Stockholder Meeting was rescheduled from May 2024 to August 27, 2024, certain Corporate Governance Reforms that were scheduled to become effective at the May 2024 Annual Stockholder Meeting will instead become effective at the Company’s next Annual Stockholder Meeting. The Board will adopt resolutions and amend committee Charters and/or By-Laws to ensure adherence to the Corporate Governance Reforms set forth in Exhibit A attached to the Stipulation, which will remain in effect for the Commitment Term; provided, however, that upon the expiration of the Commitment Term, the independent members of the Company’s Board shall review each corporate governance provision set out in the Corporate Governance Reforms and, by unanimous vote on each corporate governance provision, may elect

[1]	All capitalized terms herein have the same meanings as set forth in the Stipulation and Agreement of Settlement dated April 30, 2024 (the “Stipulation”).

to discontinue a corporate governance provision (“First Review”). Any corporate governance provisions not discontinued pursuant to the First Review shall remain in effect for an additional one (1) year. The result of the First Review shall be disclosed in the Company’s next regularly scheduled filing with the U.S. Securities and Exchange Commission (“SEC”). The corporate governance provisions that remain after the First Review shall be reviewed one (1) year later in the same manner and may be discontinued upon unanimous vote of the independent members of the Board (“Second Review”), and the result shall be disclosed in the Company’s next regularly scheduled filing with the SEC. Any corporate governance provisions not discontinued pursuant to the Second Review shall remain in effect for an additional one (1) year term, or longer at the Board’s discretion exercising its business judgment. Notwithstanding the foregoing, a corporate governance provision may be discontinued or modified during the Commitment Term if required by applicable law, regulation, or fiduciary duty to 3D Systems (“Fiduciary Out”). If a corporate governance provision is eliminated or modified per the Fiduciary Out, the Board shall within twenty (20) business days adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgment of a majority of the Board’s independent directors, it is not possible to do so in a manner consistent with the law. Any material changes made pursuant to the Fiduciary Out shall be disclosed in the Company’s next periodic filing with the SEC. Any other changes pursuant to the Fiduciary Out shall be reported by the Company after the Commitment Term as part of the results of the vote of the independent members of the Board described herein.

Additionally, 3D Systems and its Board acknowledge that the adoption, implementation, and maintenance of the Corporate Governance Reforms, as detailed in Exhibit A to the Stipulation, confer substantial corporate benefits upon the Company under Delaware’s corporate benefit doctrine, and that the filing, prosecution, and resolution of the Derivative Matters were a substantial factor in the adoption, implementation, and maintenance of the Corporate Governance Reforms. A full recitation of the Corporate Governance Reforms can be found by reviewing the Stipulation and Exhibit A at the following website: https://www.3dsystems.com/investor.

Stockholders’ Counsel believe that the Settlement confers substantial benefits on 3D Systems and its stockholders, including, inter alia, the adoption of the following categories of Corporate Governance Reforms (further detailed in Exhibit A to the Stipulation): (i) enhanced board independence and oversight reforms; (ii) Audit Committee refreshment and enhancement; (iii) mandatory quarterly reporting from management to the Board regarding acquisitions, divestitures, employment-related changes, the Company’s financial performance, and cash flow information presented in the Company’s public filings; (iv) separation of the roles of Chief Executive Officer and chair of the Board; (v) adoption and implementation of a Clawback Policy on October 2, 2023 requiring the reimbursement or forfeiture of excess incentive-based compensation received by the Company’s executive officers in the event of an accounting restatement (attached as Exhibit A-1 to the Stipulation); (vi) formalization of a Mergers & Acquisitions Committee and the adoption and implementation of a new policy regarding same (attached as Exhibit A-2 to the Stipulation); (vii) formalization of a Disclosure Committee and the adoption and implementation of a new policy regarding same (attached as Exhibit A-3 to the Stipulation); (viii) enhancements to the duties of the Chief Compliance Officer; and (ix) other enhancements to policies and oversight designed to reduce opportunities and incentives to commit similar wrongdoing as alleged in the Derivative Matters.

Based on the substantial benefits Stockholders’ Counsel’s efforts and the Settlement have conferred and will confer on the Company, the Individual Defendants agreed to cause their insurance carriers to pay an award of attorneys’ fees and expenses to be paid to Stockholders’ Counsel in the total amount of $1,950,000.00 (the “Fee and Expense Amount”), and agreed not to oppose an application by Stockholders to the Court for reasonable service awards not to exceed $2,500.00 per Stockholder, to be paid out of such Fee and Expense Amount awarded by the Court. All of the terms of the Settlement, including the payment of the Fee and Expense Amount and the Service Awards, are subject to approval by the Court.

YOU ARE HEREBY NOTIFIED that, a hearing will be held on October 21, 2024 at 9:30 a.m., before the Honorable William A. McKinnon of the Court of Common Pleas, 16th Judicial Circuit, for the State of South Carolina, Moss Justice Center, 1675 York Hwy, York, South Carolina 29745, to (i) determine whether the proposed Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of 3D Systems and its stockholders; (ii) hear and rule on any objections to the proposed Settlement, the proposed Judgment, the proposed Fee and Expense Amount, and/or Service Awards that are timely submitted as specified below; (iii) determine whether to approve the agreed Fee and Expense Amount and Service Awards, and (iv) determine whether the Court should enter the Judgment, attached as Exhibit C to the Stipulation, which would dismiss with prejudice the Derivative Matters and release the Released Claims.

Any Current 3D Systems Stockholder may object to the Settlement of the Derivative Matters, the proposed Judgment, the proposed Fee and Expense Amount, and/or Service Award, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, such stockholders must submit a written statement explaining the stockholder’s objection(s) and the reasons for such objection(s) and shall also: (a) submit a written statement identifying such stockholder’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (b) state the case name and number, In re 3D Systems Corp. S’holder Derivative Litigation, Lead Case No. 2021-CP-46-02308 (S.C. Ct. of Com. Pl. York Cnty.); (c) provide proof of current ownership of 3D Systems common stock, as well as documentary evidence of when such stock ownership was acquired; (d) submit any documentation in support of such objection(s), including clearly identifying any and all evidence that would be presented at the Settlement Hearing in connection with such objection(s); (e) identify any case, by name and court, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three (3) years; and (f) include a proof of service. If the stockholder (whether personally or through counsel) wishes to appear at the Settlement Hearing, he, she, or it must also include a statement of intention to appear at the Settlement Hearing. Such materials must be filed with the Clerk of the Court of Common Pleas, 16th Judicial Circuit, for the State of South Carolina, County of York, and delivered by hand or by First Class Mail to the following addresses, postmarked at least fourteen (14) calendar days before the Settlement Hearing:

JOHNSON FISTEL, LLP	ALSTON & BIRD
Michael I. Fistel, Jr.	Elizabeth Gingold Clark
40 Powder Springs Street	1201 West Peachtree Street
Marietta, GA 30064	Atlanta, GA 30309-3424

Counsel for Plaintiffs in the	Counsel for Defendants
Derivative Action

Any Person or entity who fails to object in the manner described above shall be: (i) deemed to have waived any objection to the Settlement, Judgment, Fee and Expense Amount, and/or Service Awards; (ii) barred from raising such objection in this Derivative Action, or any other action or proceeding; and (iii) bound by the Final Order and Judgment and the releases of claims therein.

Current 3D Systems Stockholders that have no objection to the Settlement, Judgment, Fee and Expense Amount, and/or Service Awards do not need to appear at the Settlement Hearing or take any other action.

Inquiries regarding the proposed Settlement also may be made to counsel for the plaintiffs in the Derivative Action: Michael I. Fistel, Jr., Johnson Fistel, LLP, 40 Powder Springs Street, Marietta, GA 30064, telephone: (470) 632-6000.

DATED: July 25, 2024	BY ORDER OF THIS COURT
COURT OF COMMON PLEAS FOR THE
16TH JUDICIAL CIRCUIT
STATE OF SOUTH CAROLINA,
COUNTY OF YORK

DO NOT CONTACT THE CLERK OF THE COURT REGARDING THIS NOTICE